Exhibit 10.3
Armstrong Energy, Inc.
Retention Bonus Agreement
Personal and Confidential
June 9, 2017

Re: Retention Bonus

J. Hord Armstrong, III
748 Cella Road
Saint Louis, MO 63124

Dear Hord:

On behalf of Armstrong Energy, Inc. (the “Company”), I am pleased to offer you the opportunity to receive a retention bonus, if you agree to the terms and conditions contained in this Retention Bonus Agreement (this “Agreement”), which shall be effective as of the date of your signature below (the “Effective Date”).

1.    Retention Bonus. Subject to the terms and conditions set forth herein, you will receive a payment in the amount of $150,000 (the “Retention Bonus”), subject to the Company’s receipt of your countersignature on this Agreement. The amount of the Retention Bonus will reduce, by an equal amount, any severance payment the participant is entitled to receive in their employment agreement with the Company during the period commencing on the Effective Date and ending on the Retention Date (as defined herein). Nothing herein shall affect any contractual severance payment that first becomes due and payable to participant subsequent to the Retention Date.

Notwithstanding the foregoing, in the event (a) you voluntarily terminate your employment with the Company without Good Reason (as defined below), (b) the Company terminates your employment for Cause (as defined below), or (c) the Compensation Committee of the Board of Directors of the Company determines that you have failed to attempt in good faith to perform your duties after receiving notice from the Company (provided that the Compensation Committee of the Board of Directors of the Company will undertake a periodic review of your performance in good faith for purposes of this section (c)) (as applicable, a “Bad Act Event”), in each case, before the twelve-month anniversary of the Effective Date (with such anniversary date, the “Retention Date”), you will be required to repay to the Company, within ten days of such event, an amount equal to the product of the Pro Ration Factor and the After-Tax Value of the Retention Bonus. The Pro Ration Factor will be: (i) 100% in the event of a Bad Act Event within three months after the Effective Date, (ii) 75% in the event of a Bad Act Event after three and before six months after the Effective Date, (iii) 50% in the event of a Bad Act Event after six and before nine months after the Effective

Date, (iv) 25% in the event of a Bad Act Event after nine and before 12 months after the Effective Date, and (v) 0% after the first anniversary of the Effective Date. The “After-Tax Value of the Retention Bonus” is equal to the Retention Bonus, reduced by all taxes and other mandatory withholdings the Company is required to, and does, withhold therefrom. For the avoidance of doubt, if the Company terminates your employment without Cause, you will not be required to repay to the Company any portion of the Retention Bonus.

For purposes of this Agreement:

(a) if you have an employment agreement with the Company, “Cause” has the meaning set forth in your employment agreement; or

(b) if you do not have an employment agreement with the Company, “Cause,” means your (i) material breach of your duties and responsibilities, which is not remedied promptly after the Company gives you written notice specifying such breach, (ii) commission of a felony, (iii) commission of theft, fraud, a material breach of trust or any material act of dishonesty involving the Company or its subsidiaries, or (iv) significant violation of the code of conduct of the Company or its subsidiaries or of any statutory or common law duty of loyalty to the Company or its subsidiaries.

For purposes of this Agreement:

(a) if you have an employment agreement with the Company, “Good Reason” has the meaning set forth in your employment agreement; or

(b) if you do not have an employment agreement with the Company, “Good Reason” means any of the following, in each case, without your consent: (i) a change in your title or any material diminution of your responsibilities or authority or the assignment of any duties inconsistent with your position, in each case, compared to what was in effect as of the Effective Date, (ii) a reduction of your annual base salary and/or target annual bonus as in effect on the Effective Date or as the same may be increased from time to time, (iii) a relocation of your principal office location more than fifty miles from the Company’s offices at which you are based as of the Effective Date (except for required travel on the Company’s business to an extent substantially consistent with your business travel obligations as of the Effective Date), or (iv) any material breach by the Company or its affiliates of any other material written agreement with you that remains uncured for ten days after you give written notice of such breach to the Company. Your right to terminate your employment for Good Reason will not be affected by your incapacity due to physical or mental illness. The occurrence of an event that would otherwise constitute Good Reason will cease to be an event constituting Good Reason, if you do not timely provide notice to the Company within ninety days of the date on which you first become aware of the occurrence of that event. The Company shall have fifteen days following receipt of your written notice in which to correct in all material respects the circumstances constituting Good Reason, and you must terminate employment within sixty days following expiration of the Company’s fifteen-day cure period. Otherwise, any claim of such circumstances constituting “Good Reason” shall be deemed irrevocably waived by you.

2.    Withholding Taxes. The Company may withhold from any and all amounts payable to you hereunder such federal, state and local taxes as the Company determines in its sole discretion may be required to be withheld pursuant to any applicable law or regulation.

3.    No Right to Continued Employment. Nothing in this Agreement will confer upon you any right to continued employment with the Company (or its subsidiaries or their respective successors) or to interfere in any way with the right of the Company (or its subsidiaries or their respective successors) to terminate your employment at any time.
4.    Other Benefits. The Retention Bonus is a special payment to you and will not be taken into account in computing the amount of salary or compensation for purposes of determining any bonus, incentive, pension, retirement, death or other benefit under any other bonus, incentive, pension, retirement, insurance or other employee benefit plan of the Company, unless such plan or agreement expressly provides otherwise.

5.    No Assignments; Successors. This Agreement is personal to each of the parties hereto. Except as provided in this paragraph, no party may assign or delegate any right or obligation hereunder without first obtaining the written consent of the other party hereto. The Company may assign this Agreement to any successor to all or substantially all of the business and/or assets of the Company; provided that the Company will require such successor to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

6.    Governing Law. This Agreement will be governed by, and construed under and in accordance with, the internal laws of the State of Missouri, without reference to rules relating to conflicts of laws.

7.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

8.    Entire Agreement; Amendment. This Agreement constitutes the entire agreement between you and the Company with respect to the Retention Bonus and supersedes any and all prior agreements or understandings between you and the Company with respect to the Retention Bonus, whether written or oral. This Agreement may be amended or modified only by a written instrument executed by you and the Company.

9.    Section 409A Compliance. Although the Company does not guarantee the tax treatment of the Retention Bonus, the intent of the parties is that the Retention Bonus be exempt from the requirements of Section 409A of the Internal Revenue Code and the regulations and guidance promulgated thereunder, and accordingly, to the maximum extent permitted, this Agreement shall be interpreted in a manner consistent therewith.

[no more text on this page]

This Agreement is intended to be a binding obligation on you and the Company. If this Agreement accurately reflects your understanding as to the terms and conditions of the Retention Bonus, please sign and date one copy of this Agreement no later than June 16, 2017 and return the same to me for the Company’s records. You should make a copy of the executed Retention Bonus Agreement for your records.

Very truly yours,
Armstrong Energy, Inc.

The above terms and conditions accurately reflect our understanding regarding the terms and conditions of the Retention Bonus, and I hereby confirm my agreement to the same.

/s/ J. Hord Armstrong, III Dated: June 12, 2017
Signature

J. Hord Armstrong, III             Executive Chairman
Print Name             Print Title

4